Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

             In connection with the annual report of New Century Equity Holdings Corp. (the “Company”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)

The Form 10-K report for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 29, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Form 10-K report for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By:	/s/ DAVID P. TUSA	Date: March 29, 2004

David P. Tusa Executive Vice President, Chief Financial Officer and Corporate Secretary